As filed with the Securities and Exchange Commission on May 16, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ANTARES PHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	2834	41-1350192
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

100 Princeton South, Suite 300

Ewing, New Jersey 08628

(609) 359-3020

(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Dr. Paul K. Wotton

Chief Executive Officer

Antares Pharma, Inc.

100 Princeton South, Suite 300

Ewing, New Jersey 08628

(609) 359-3020

(Name, Address, Including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Joanne R. Soslow, Esq.

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, Pennsylvania 19103

(215) 963-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-Accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)(3)
Common stock, par value $0.01 per share	—	—	—
Preferred stock, par value $0.01 per share	—	—	—
Warrants	—	—	—
Units	—	—	—
Total	$200,000,000	$200,000,000	$25,760

(1)	There are being registered hereunder such indeterminate number of shares of common stock and preferred stock and such indeterminate number of warrants to purchase common stock and preferred stock as may be sold by the Registrant from time to time, which together shall have an aggregate initial offering price not to exceed $200,000,000. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The proposed maximum offering price per unit will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock as may be issued upon conversion of or exchange for preferred stock that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any of such securities. In addition, pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	Calculated in accordance with Rule 457(o) under the Securities Act.
(3)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such dates as the Securities and Exchange Commission, or SEC, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy the securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion, dated May 16, 2014

$200,000,000

Common Stock

Preferred Stock

Warrants

Units

Antares Pharma, Inc. may, from time to time, offer, issue and sell:

•	Shares of our common stock;

•	Shares of our preferred stock;

•	Warrants to purchase our common stock or preferred stock; and

•	Units consisting of one or more shares of common stock, shares of preferred stock, warrants or any combination of such securities.

We may also offer common stock upon conversion of preferred stock or common stock or preferred stock upon the exercise of warrants. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $200,000,000. We will bear all costs, expenses and fees in connection with the registration of these securities.

We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

Our common stock trades on the NASDAQ Capital Market under the symbol “ATRS.” On May 15, 2014, the last reported sale price of our common stock on the NASDAQ Capital Market was $2.88 per share.

Investing in our securities involves a high degree of risk. You should carefully review and consider the risks and uncertainties described under the heading “Risk Factors” on page 3 of this prospectus and in any applicable prospectus supplement, any free writing prospectus or any documents incorporated by reference.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The securities described in this prospectus may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated            , 2014.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock and preferred stock, as well as warrants to purchase any of such securities, either individually or in units, in one or more offerings, up to a total dollar amount of $200,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus and any applicable prospectus supplement, together with the information incorporated by reference herein as described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference” before buying any of the securities being offered. THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.” In this prospectus, unless the context specifically indicates otherwise, the terms “the Company,” “Antares,” “we,” “us” and “our” refer to Antares Pharma, Inc. and its subsidiaries.

ABOUT ANTARES PHARMA, INC.

Antares Pharma, Inc. is an emerging specialty pharmaceutical company that focuses on developing and commercializing self-administered parenteral pharmaceutical products and technologies. We have numerous partnerships with pharmaceutical companies as well as multiple internal product development programs. We have developed both subcutaneous and intramuscular injection technology systems which include Vibex® disposable pressure-assisted auto injectors, reusable needle-free injectors, and disposable multi-use pen injectors.

On October 14, 2013 we announced the approval of OTREXUP™ (methotrexate) injection by the United States Food and Drug Administration (“FDA”), and in January 2014 we announced the launch of OTREXUP™ and in February began detailing the product to health care professionals. OTREXUP™ is the first FDA approved subcutaneous methotrexate for once weekly self-administration with an easy-to-use, single dose, disposable auto injector. OTREXUP™ is indicated for adults with severe active rheumatoid arthritis (“RA”) or children with active polyarticular juvenile idiopathic arthritis and adults with severe recalcitrant psoriasis. We have worldwide marketing rights for OTREXUP™ and will commercialize OTREXUP™ on our own in the U.S. for the treatment of RA and we have provided LEO Pharma the exclusive right to commercialize OTREXUP™ in the U.S. for the treatment of psoriasis.

We are also developing Vibex® QuickShot™ (“Vibex® QS T”) (testosterone injection) for testosterone replacement therapy for men suffering from symptomatic testosterone deficiency. In February 2014 we announced positive top line results from a clinical study evaluating the PK of testosterone enanthate administered weekly by subcutaneous injection at doses of 50 mg and 100 mg via the VIBEX® QS T auto injector device in hypogonadal adult males. The study enrolled 39 patients at nine investigative sites in the United States. The results are considered positive in that Vibex® QS T treatment resulted in most patients achieving average levels of testosterone within the normal range from the first dose onward. Vibex® QS T was also safe and well tolerated by all dosed patients. We intend to begin a Phase 3 clinical study in 2014 to validate our results in a larger group of hypogonadal men over an extended period of at-home weekly dosing.

We have licensed our reusable needle-free injection device for use with human growth hormone (“hGH”) to Teva Pharmaceutical Industries, Ltd. (“Teva”), Ferring Pharmaceuticals BV (“Ferring”) and JCR Pharmaceuticals Co., Ltd., with Teva and Ferring being two of our primary customers. Our needle-free injection device is marketed by Teva as the Tjet® injector system to administer their 5mg Tev-Tropin® brand hGH marketed in the U.S. Our needle-free injection device is marketed by Ferring with their 4mg and 10mg hGH formulations as Zomajet® 2 Vision and Zomajet® Vision X, respectively, in Europe and Asia. We have also licensed both disposable auto and pen injection devices to Teva for use in certain fields and territories and are engaged in product development activities for Teva utilizing these devices.

We also have a portfolio of gel-based products. Gelnique 3%™, our topical oxybutynin gel product for the treatment of overactive bladder, which was approved by the FDA in December 2011, is currently being marketed by Actavis plc in the U.S. We also entered into a licensing agreement with Daewoong Pharmaceuticals under which Daewoong will commercialize this product, once approved in South Korea. Our gel portfolio also includes Elestrin® (estradiol gel) currently marketed by Meda Pharma in the U.S. for the treatment of moderate-to-severe vasomotor symptoms associated with menopause.

We have two facilities in the U.S. The Parenteral Products Group located in Minneapolis, Minnesota directs the manufacturing and marketing of our reusable needle-free injection devices and related disposables, and develops our disposable pressure-assisted auto injector and pen injector systems. Our corporate head office, Product Development Group and Commercial Group are located in Ewing, New Jersey, where the Product Development Group directs the clinical, regulatory and pre-commercial development of our internal drug/device combination products. Our Commercial Group is responsible for sales, marketing, medical affairs, trade, and third party reimbursement for our internally developed products.

We have reported a net loss of approximately $8.8 million and $3.4 million for the three months ended March 31, 2014 and 2013, respectively, and a net loss of approximately $20.5 million, $11.4 million and $4.4 million for the years ended December 31, 2013, 2012 and 2011, respectively.

We are a Delaware corporation with principal executive offices located at 100 Princeton South, Suite 300, Ewing, New Jersey 08628. Our telephone number is (609) 359-3020. We have wholly-owned subsidiaries in Switzerland (Antares Pharma AG and Antares Pharma IPL AG) and in the United Kingdom (Antares Pharma UK Limited). Our website address is http://www.antarespharma.com. The information contained on our website is not incorporated by reference into, and does not form any part of, this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before purchasing our securities, you should carefully consider the risks, uncertainties and forward-looking statements described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K for the year ended December 31, 2013 and filed with the SEC on March 13, 2014, as well as information incorporated by reference into this prospectus, any applicable prospectus supplement or any free writing prospectus. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.

FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference into this prospectus, any applicable prospectus supplement and any free writing prospectus, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Securities Exchange Act. These forward-looking statements are subject to risks and uncertainties. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Such statements may include words such as “anticipate,” “will,” “estimate,” “expect,” “project,” “intend,” “should,” “plan,” “believe,” “hope,” and other words and terms of similar meaning in connection with any discussion of, among other things, future operating or financial performance, strategic initiatives and business strategies, regulatory or competitive environments, our intellectual property and product development. In particular, these forward-looking statements include, among others, statements about:

•	our expectations regarding commercialization of OTREXUP™ (methotrexate injection);

•	our expectations regarding product developments with Teva;

•	our expectations regarding product development and potential U.S. Food and Drug Administration (“FDA”) approval of Vibex® QS T;

•	our expectations regarding product development and potential FDA approval of Vibex® Sumatriptan (sumatriptan injection);

•	our expectations regarding product development and potential FDA approval of Vibex® Epinephrine (epinephrine injection);

•	our expectations regarding trends in pharmaceutical drug delivery characteristics;

•	our anticipated continued reliance on contract manufacturers to manufacture our products;

•	our sales and marketing plans;

•	product development and commercialization plans regarding our other products and product candidates;

•	our future cash flow and our ability to support our operations;

•	the outcome of our pending litigation;

•	our projected net loss for the year ending December 31, 2014;

•	our ability to raise additional funds, if needed;

•	the impact of new accounting pronouncements; and

•	other statements regarding matters that are not historical facts or statements of current condition.

These forward-looking statements are based on assumptions that we have made in light of our industry experience as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. You should understand that these statements are not guarantees of performance results. They involve risks, uncertainties and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. You should keep in mind that forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements were made. Actual results could differ materially from those currently anticipated as a result of a number of risk factors, including, but not limited to:

•	delays in product introduction and marketing or interruptions in supply;

•	a decrease in business from our major customers and partners;

•	our inability to compete successfully against new and existing competitors or to leverage our research and development capabilities and our marketing capabilities;

•	our inability to effectively market our services or obtain and maintain arrangements with our customers, partners and manufacturers;

•	our inability to effectively protect our intellectual property;

•	costs associated with patent litigation;

•	our inability to attract and retain key personnel;

•	adverse economic and political conditions; and

•	our inability to obtain additional financing, reduce expenses or generate funds when necessary.

In addition, you should refer to the risks and uncertainties discussed under the caption “Risk Factors” contained or incorporated by reference in this prospectus and in any related free writing prospectus and any applicable prospectus supplement, and in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC. We do not assume any obligation to update any forward-looking statements except as required by law.

USE OF PROCEEDS

Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for research and development and other general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, but we currently have no commitments or agreements relating to any of these types of transactions. The amount and timing of the expenditures will depend on numerous factors, such as the timing and progress of our clinical trials and research and development efforts, commercialization efforts and the competitive environment for our product candidates. Pending the use of the net proceeds from this offering as described above, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

THE SECURITIES WE MAY OFFER

We may, from time to time, offer under this prospectus, separately or together, the following securities with a total value of up to $200,000,000 at prices and on terms to be determined at the time of any offering:

•	shares of common stock;

•	shares of preferred stock;

•	warrants to purchase shares of common stock, preferred stock or any combination of such shares; and

•	units consisting of one or more shares of common stock, shares of preferred stock, warrants or any combination of such securities.

This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate offering price;

•	rates and times of payment of dividends, if any;

•	redemption, conversion, exercise, exchange or sinking fund terms, if any;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any;

•	conversion prices, if any; and

•	important United States federal income tax considerations.

The prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus forms a part.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL SECURITIES UNLESS IT IS

ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may sell the securities described in this prospectus directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

Common Stock. We may issue shares of our common stock, par value $0.01 per share, from time to time. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of our common stock are entitled to receive ratably such dividends as may be declared by our board of directors, or a committee thereof, out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock.

Preferred Stock. We may issue shares of our preferred stock, par value $0.01 per share, from time to time, in one or more series. Our board of directors will determine the designations, voting powers, preferences and rights of the preferred stock, as well as the qualifications, limitations or restrictions thereof, including any dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into shares of our common stock or exchangeable for other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

If we sell any series of our preferred stock under this prospectus, we will fix the designations, voting powers, preferences and rights of such series of preferred stock, as well as the qualifications, limitations or restrictions thereof, in a certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus forms a part, or file in a Current Report on Form 8-K and incorporate by reference in the registration statement of which this prospectus form a part, the form of any certificate of designation that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement relating to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Warrants. We may issue warrants for the purchase of common stock and preferred stock in one or more series. We may issue warrants independently or together with common stock and preferred stock, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Each series of warrants may be issued under a separate warrant agreement that we may enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agreement will be filed as an amendment to the registration statement of which this prospectus forms a part or filed in a Current Report on Form 8-K and incorporated by reference in the registration statement of which this prospectus forms a part.

Units. We may issue units consisting of one or more shares of common stock, shares of preferred stock, warrants or any combination of such securities. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular units being offered, as well as the complete unit agreements that contain the terms of the warrants. The unit agreement will be filed as an amendment to the registration statement of which this prospectus forms a part or filed in a Current Report on Form 8-K and incorporated by reference in the registration statement of which this prospectus forms a part.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.01 per share, and 3,000,000 shares of preferred stock, par value $0.01 per share. As of May 15, 2014, there were 130,032,518 shares of our common stock outstanding, outstanding options to purchase 7,043,214 shares of our common stock, outstanding warrants to purchase 100 shares of our common stock and no shares of preferred stock outstanding.

The following description of our capital stock is based on the provisions of our certificate of incorporation, as amended to date, or certificate of incorporation, our amended and restated by-laws, or by-laws, and the applicable provisions of the General Corporation Law of the State of Delaware, or the DGCL. This description summarizes the material terms and provisions of these securities, but it is not complete. For the complete terms of our common stock and preferred stock, please refer to our certificate of incorporation and our by-laws that are incorporated by reference into the registration statement of which this prospectus forms a part and, with respect to our preferred stock, any certificate of designation that we may file with the SEC for a series of preferred stock we may designate, if any, as well as the applicable provisions of the DGCL. For information on how to obtain copies of our certificate of incorporation and by-laws, which are exhibits to the registration statement of which this prospectus forms a part, see the sections of this prospectus entitled “Where You Can Find More Information” and “Information Incorporated by Reference.”

We will describe in a prospectus supplement the specific terms of any common stock or preferred stock we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of such common stock or preferred stock may differ from the terms described below.

Description of Common Stock

Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders and there are no cumulative voting rights. Subject to the preferential rights of any holders of our preferred stock, dividends may be declared and paid or set apart for payment to holders of our common stock out of any of our assets or funds legally available, but only when and as declared by our board of directors. In the event of a liquidation, dissolution or winding up of us, holders of our common stock would be entitled to share in our assets remaining after the payment of our debts and liabilities and the satisfaction of any liquidation preference granted to any holders of our outstanding shares of preferred stock. Holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Our common stock is not convertible into, or exchangeable for, any other class or series of our capital stock. Holders of our common stock do not have preemptive or other rights to subscribe for or purchase additional securities of ours. The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services, whose address is 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120, and whose telephone number is (800) 468-9716 or (651) 450-4064. Our common stock is listed on the NASDAQ Capital Market under the symbol “ATRS.”

Description of Preferred Stock

Our board of directors is authorized, without stockholder approval, subject to any limitations prescribed by applicable law or the NASDAQ Capital Market, to issue from time to time up to an aggregate of 3,000,000 shares of our preferred stock in one or more series. Our certificate of incorporation does not restrict the repurchase or redemption of shares of our preferred stock while there are arrears in the payment of any dividends or sinking fund installments. Each series of preferred stock will have the rights and preferences, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as our board of directors determines.

The issuance of preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock.

Whenever preferred stock is to be sold pursuant to this prospectus, we will file a prospectus supplement relating to that sale which will specify, among other things:

•	the number of shares in the series of preferred stock;

•	the number of shares we are offering;

•	the purchase price;

•	the designation for the series of preferred stock by number, letter or title that will distinguish the series from any other series of preferred stock;

•	the dividend rate, if any, and whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

•	the voting rights of that series of preferred stock, if any;

•	any conversion provisions applicable to that series of preferred stock;

•	any redemption or sinking fund provisions applicable to that series of preferred stock;

•	the liquidation preference per share of that series of preferred stock;

•	the terms of preemptive rights, if any, applicable to that series of preferred stock;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	any listing of the preferred stock on any securities exchange or market;

•	restrictions on transfer, sale or other assignment, if any; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

Warrants

As of May 15, 2014 warrants to purchase 100 shares of our common stock were outstanding. These warrants have a weighted average exercise price of $1.00 per share and expire in September 2014.

DESCRIPTION OF WARRANTS

This prospectus describes the general terms and provisions of the warrants we may offer and sell under this prospectus. The applicable prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement as well as any general terms described in this section that will not apply to those warrants.

We may issue warrants for the purchase of shares of our common stock, preferred stock or any combination of such shares. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants may be issued under a separate warrant agreement that we may enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. Any warrant agent would act solely as our agent in connection with the warrants and would not assume any obligation or relationship of agency or trust for or with any holder of warrants or beneficial owners of warrants. A form of warrant agreement and warrant will be filed as an amendment to the registration statement of which this prospectus forms a part or filed in a Current Report on Form 8-K and incorporated by reference into the registration statement of which this prospectus form a part.

The following summaries of the material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, where applicable:

•	the aggregate number of the securities covered by the warrant;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrant;

•	the exercise price for shares of our preferred stock, any provisions relating to changes or adjustments in the exercise price, the number of shares of preferred stock to be received upon exercise and a description of that series of our preferred stock;

•	the exercise price for shares of our common stock, any provisions relating to changes or adjustments in the exercise price and the number of shares of common stock to be received upon exercise;

•	the expiration date for exercising the warrant;

•	the minimum or maximum amount of warrants that may be exercised at any time;

•	a discussion of United States federal income tax consequences; and

•	any other material terms of the securities warrants.

After the warrants expire they will become void. The prospectus supplement will describe how to exercise the warrants. The prospectus supplement may also provide for certain adjustments of the exercise price of the warrants. Until a holder exercises the warrants to purchase our common stock or preferred stock, that holder will not have any rights as a holder of our common stock or preferred stock by virtue of ownership of the warrants.

DESCRIPTION OF UNITS

This prospectus describes the general terms and provisions of the units we may offer and sell under this prospectus. The applicable prospectus supplement will describe the specific terms of the units offered through that prospectus supplement as well as any general terms described in this section that will not apply to those units.

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, warrants or any combination of such securities. The applicable prospectus supplement will describe:

•	the terms of the units and of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of the unit agreement governing the units; and

•	a description of the provisions for payment, settlement, transfer or exchange of the units.

ANTI-TAKEOVER EFFECTS OF DELAWARE LAW,

OUR CERTIFICATE OF INCORPORATION AND OUR BY-LAWS

The following paragraphs summarize certain provisions of the DGCL, our certificate of incorporation and our by-laws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to the General Corporation Law of the State of Delaware and to our certificate of incorporation and by-laws, copies of which are on file with the SEC and may be obtained as set forth in the section of this prospectus entitled “Where You Can Find More Information.”

General

Certain provisions of our certificate of incorporation and by-laws and the DGCL could make our acquisition by a third party, a change in our incumbent management or a similar change of control more difficult, including:

•	an acquisition of us by means of a tender or exchange offer;

•	an acquisition of us by means of a proxy contest or otherwise; or

•	the removal of a majority or all of our incumbent officers and directors.

These provisions, which are summarized below, are likely to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that these provisions help to protect our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that this benefit outweighs the potential disadvantages of discouraging such a proposal because our ability to negotiate with the proponent could result in an improvement of the terms of the proposal.

Delaware Anti-Takeover Law

We are subject to Section 203 of the DGCL. Subject to certain exceptions, Section 203 prevents a publicly-held Delaware corporation from engaging in a business combination with any interested stockholder for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the interested stockholder and the sale of more than 10% of our assets. In general, an interested stockholder is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Removal of Directors and Vacancies

Our certificate of incorporation provides that directors may be removed only for cause and only by the affirmative vote of the holders of 70% of our shares of capital stock entitled to vote at an election of directors. Under our certificate of incorporation, any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office. The limitations on the ability of our stockholders to remove directors and fill vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our company.

Staggered Board of Directors

Our board of directors has been divided into three classes of directors. The term of one class will expire each year. Directors for each class will be chosen for a three-year term upon the expiration of such class’s term, and the directors in the other two classes will continue in office. The staggered terms for directors may affect stockholders’ ability to change control of our company even if a change in control were in the stockholders’ interest.

No Cumulative Voting

Our certificate of incorporation and by-laws do not provide for cumulative voting.

Stockholder Meetings

Our certificate of incorporation and our by-laws provide that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting and may not be taken by written action in lieu of a meeting. Our certificate of incorporation and our by-laws also provide that, except as otherwise required by law, special meetings of the stockholders may only be called by a resolution approved by the majority of our board of directors. In addition, our by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our board of directors. Stockholders may only consider proposals or nominations at an annual meeting specified in the notice of the meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

Undesignated Preferred Stock

The authorization in our certificate of incorporation of undesignated preferred stock makes it possible for our board of directors, without obtaining further stockholder approval, to issue preferred stock with voting rights or other rights or preferences that could impede the success of any attempt to take control of us.

Supermajority Voting for Certain Amendments to Our Certificate of Incorporation and By-laws

The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or by-laws, unless a corporation’s certificate of incorporation or by-laws, as the case may be, requires a greater percentage. Our certificate of incorporation requires the affirmative vote of at least 70% of the shares entitled to vote, as well as the affirmative vote of at least 70% of the shares of each class of capital stock entitled to vote as a class, to amend or repeal any provision of Articles VI, VII, VIII, IX or X of our certificate of incorporation. Our certificate of incorporation also provides that amendment or repeal of our by-laws by stockholders requires the affirmative vote of at least 70% of the shares entitled to vote, voting as a single class, except that if our board of directors recommends that our stockholders approve an amendment or repeal, then such recommended amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares entitled to vote, voting as a single class.

PLAN OF DISTRIBUTION

We may sell the securities, from time to time, to or through underwriters or dealers, through agents or remarketing firms, or directly to one or more purchasers pursuant to:

•	underwritten public offerings;

•	negotiated transactions;

•	block trades;

•	“at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise, at prevailing market prices; or

•	through a combination of these methods.

We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements will describe the terms of the offering of the securities, including:

•	the name or names of the underwriters, if any;

•	if the securities are to be offered through the selling efforts of brokers or dealers, the plan of distribution and the terms of any agreement, arrangement, or understanding entered into with broker(s) or dealer(s) prior to the effective date of the registration statement, and, if known, the identity of any broker(s) or dealer(s) who will participate in the offering and the amount to be offered through each;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	if any of the securities being registered are to be offered otherwise than for cash, the general purposes of the distribution, the basis upon which the securities are to be offered, the amount of compensation and other expenses of distribution, and by whom they are to be borne;

•	any delayed delivery arrangements;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts, commissions or commissions allowed or reallowed or paid to dealers;

•	the identity and relationships of any finders, if applicable; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise indicated in the prospectus supplement, subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may use a remarketing firm to offer the securities in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own account or as agents for us. These remarketing firms will offer or sell the securities pursuant to the terms of the securities. A prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection the securities they remarket.

We or an underwriter may sell the securities to a dealer as principal. The dealer may resell the securities to the public at varying prices to be determined by the dealer at the time of resale. Any such dealer may be deemed to be an underwriter of the securities offered and sold.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

If indicated in the applicable prospectus supplement, we may authorize underwriters or their other agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. In all cases, these purchasers must be approved by us. The obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject and (b) if the securities are also being sold to underwriters, the issuer(s) must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

Each series of the offered securities will be a new issue and, other than the shares of common stock which are listed on the NASDAQ Capital Market, will have no established trading market. Any underwriters to whom we sell the offered securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We may elect to list any series of offered securities on an exchange, and in the case of common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we will not be obligated to do so. We cannot predict the liquidity of the trading market for any of the offered securities.

In connection with an offering, the underwriters may purchase and sell the offered securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of offered securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the offered securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased offered securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the offered securities. As a result, the price of the offered securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the offered securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

Underwriters, dealers, agents and remarketing firms, or their affiliates, may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities offered by this prospectus will be passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania.

EXPERTS

The consolidated financial statements of Antares Pharma, Inc. as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 have been incorporated by reference in this prospectus and elsewhere in the Registration Statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are a public company and file proxy statements, annual, quarterly and special reports and other information with the SEC. The registration statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the Internet (www.sec.gov).

You should rely only on the information provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this document is accurate as of any date other than that on the front cover of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the documents listed below and any future documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act (other than information furnished to, and not filed with, the SEC) prior to the termination of this offering:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014;

•	the description of our common stock included in our registration statement on Form 8-A filed with the SEC on September 22, 2004 (File No. 333-06661), including any amendments or reports filed for the purpose of updating such description.

To receive a free copy of any of the documents incorporated by reference in this prospectus, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus, call or write us at the following address and telephone number:

Antares Pharma, Inc.

100 Princeton South, Suite 300

Ewing, New Jersey 08628

(609) 359-3020

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities registered hereby and the offerings described in this registration statement, other than underwriting discounts and commissions.

SEC registration fee		$25,760
NASDAQ Capital Market Listing Fee	$	*
Trustee’s fees and expenses	$	*
Printing and engraving expenses	$	*
Accounting fees and expenses	$	*
Legal fees and expenses	$	*
Miscellaneous	$	*

Total	$	*

*	These fees are dependent on the type and number of securities offered and cannot be determined at this time. Additional information regarding estimated fees and expenses will be provided at the time that such information is required to be included in a prospectus supplement in accordance with Rule 430B.

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

Section 102 of the DGCL permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant’s certificate of incorporation, as amended to date, provides that a director of the Registrant shall not be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may hereafter be amended.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

The amended and restated by-laws provide that the Registrant will, to the maximum extent permitted under the laws of the State of Delaware, indemnify and advance expenses upon request to each director and officer of the Registrant against any and all judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such director or officer or on such director’s or officer’s behalf in connection with any threatened, pending or completed proceeding or any claim, issue or matter of which he or she is, or is threatened to be made, a party to or participant in by reason of his or her corporate status. Unless ordered by a court, the Registrant will not provide indemnification to such a director or officer unless a determination has been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such a determination will be made by (i) a majority vote of disinterested directors or an appointed committee of disinterested directors, (ii) if there are no disinterested directors or if the disinterested directors direct, by independent legal counsel or (iii) by the stockholders of the Registrant.

The Registrant has purchased directors’ and officers’ liability insurance which would indemnify its directors and officers against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

The Registrant has also entered into Indemnification Agreements with each of its current directors and executive officers. The Registrant may also enter into Indemnification Agreements from time to time with each future director and future executive officer of the Registrant and the Registrant’s wholly owned subsidiaries and certain other officers of the Registrant and its subsidiaries (collectively with the current directors and executive officers, each an “Indemnitee”).

Each Indemnification Agreement generally provides that, subject to certain conditions, limitations and exceptions, (i) the Registrant will indemnify and hold harmless an Indemnitee to the fullest extent permitted by the DGCL from expenses and liabilities incurred by such Indemnitee in connection with third party and derivative legal actions brought against such Indemnitee as a result of his or her service to the Registrant, (ii) the Registrant is required to advance all covered expenses incurred by an Indemnitee in a proceeding covered by the Indemnification Agreement, and (iii) the Registrant will provide contribution of liabilities in certain circumstances where indemnification is not available but the Indemnitee would otherwise be entitled to indemnification.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit Number	Description

1.1*	Form of Underwriting Agreement

1.2*	Form of Placement Agent Agreement

4.1	Certificate of Incorporation of Antares Pharma, Inc. (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 filed with the SEC on April 12, 2006 and incorporated by reference herein).

4.2	Certificate of Amendment to Certificate of Incorporation of Antares Pharma, Inc. (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 19, 2008 and incorporated by reference herein).

4.3	Certificate of Amendment to Certificate of Incorporation of Antares Pharma, Inc. (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 28, 2013 and incorporated by reference herein).

4.4	Amended and Restated By-laws of Antares Pharma, Inc. (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 15, 2007 and incorporated by reference herein).

4.5*	Form of Certificate of Designations for Preferred Stock.

4.6*	Form of Warrant Agreement for Common Stock, including form of Warrant.

4.7*	Form of Warrant Agreement for Preferred Stock, including form of Warrant.

4.8*	Form of Unit Agreement

5.1**	Opinion of Morgan, Lewis & Bockius LLP.

23.1**	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2**	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

24.1**	Power of Attorney (included on signature page).

*	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with this offering of securities, or where applicable, incorporated by reference from a subsequent filing.
**	Filed herewith.

ITEM 17. UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to existing provisions or arrangements whereby the Registrant may indemnify a director, officer or controlling person of the Registrant against liabilities arising under the Securities Act, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Ewing, in the State of New Jersey on May 16, 2014.

Antares Pharma, Inc. (Registrant)

May 16, 2014	By:	/s/ Paul K. Wotton
Name: Dr. Paul K. Wotton
Title: Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Paul K. Wotton and Robert F. Apple, and each of them, as his true and lawful attorneys in fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul K. Wotton Dr. Paul K. Wotton	Chief Executive Officer and Director (Principal Executive Officer)	May 16, 2014

/s/ Robert F. Apple Robert F. Apple	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 16, 2014

/s/ Leonard S. Jacob Dr. Leonard S. Jacob	Chairman of the Board	May 16, 2014

/s/ Thomas J. Garrity Thomas J. Garrity	Director	May 16, 2014

/s/ Jacques Gonella Dr. Jacques Gonella	Director	May 16, 2014

/s/ Anton G. Gueth Anton G. Gueth	Director	May 16, 2014

/s/ Eamonn P. Hobbs Eamonn P. Hobbs	Director	May 16, 2014

/s/ Robert P. Roche, Jr. Robert P. Roche, Jr.	Director	May 16, 2014

/s/ Marvin Samson Marvin Samson	Director	May 16, 2014

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement

1.2*	Form of Placement Agent Agreement

4.1	Certificate of Incorporation of Antares Pharma, Inc. (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 filed with the SEC on April 12, 2006 and incorporated by reference herein).

4.2	Certificate of Amendment to Certificate of Incorporation of Antares Pharma, Inc. (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 19, 2008 and incorporated by reference herein).

4.3	Certificate of Amendment to Certificate of Incorporation of Antares Pharma, Inc. (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 28, 2013 and incorporated by reference herein).

4.4	Amended and Restated By-laws of Antares Pharma, Inc. (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 15, 2007 and incorporated by reference herein).

4.5*	Form of Certificate of Designations for Preferred Stock.

4.6*	Form of Warrant Agreement for Common Stock, including form of Warrant.

4.7*	Form of Warrant Agreement for Preferred Stock, including form of Warrant.

4.8*	Form of Unit Agreement

5.1**	Opinion of Morgan, Lewis & Bockius LLP.

23.1**	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2**	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

24.1**	Power of Attorney (included on signature page).

*	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with this offering of securities, or where applicable, incorporated by reference from a subsequent filing.
**	Filed herewith.